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                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 No. (333-34569) of Collins & Aikman Corporation of our report dated June 26, 2003 relating to the December 31, 2002 statement of net assets available for benefits of the Collins & Aikman Personal Savings Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Detroit, Michigan
June 25, 2004

                                      F-14